                                                                    EXHIBIT 10.1

                        FIRST AMENDMENT TO LOAN AGREEMENT
                            AND OTHER LOAN DOCUMENTS

         This FIRST AMENDMENT TO LOAN AGREEMENT AND OTHER LOAN DOCUMENTS (this "First Amendment"), dated as of August ___, 2000, is among INFOCURE CORPORATION, a Delaware corporation ("InfoCure Corporation"), INFOCURE SYSTEMS, INC., a Georgia corporation ("InfoCure Systems"), THOROUGHBRED ACQUISITION, INC., a Georgia corporation ("Thoroughbred") (InfoCure Corporation, InfoCure Systems and Thoroughbred hereinafter sometimes hereinafter are referred to individually as a "Borrower" and collectively as "Borrowers"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"). All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in
Section 1 below.

                                 R E C I T A L S

         A. Borrowers and FINOVA entered into that certain Loan Agreement dated as of August 11, 1999 (as amended prior to the date hereof, the "Existing Loan Agreement"), pursuant to which FINOVA, among other things, made certain loans and other financial accommodations to Borrowers, subject to the terms and conditions therein set forth.

         B. Borrowers and FINOVA desire to amend the Existing Loan Agreement and the other Loan Documents in certain respects, subject to the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the foregoing and other mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and subject to the terms and conditions hereof, Borrowers and FINOVA agree as follows:

         1. DEFINITIONS. All capitalized terms used but not elsewhere defined herein shall have the respective meanings ascribed to such terms in the Existing Loan Agreement, as amended by this First Amendment.

         2. AMENDMENTS TO THE EXISTING LOAN AGREEMENT. The Existing Loan Agreement is amended as set forth below:

         (I) SECTION 1.1 - ADDITIONAL DEFINITIONS. Section 1.1 of the Existing Loan Agreement hereby is amended by adding the following definitions thereto in the appropriate alphabetical order:

                  Cash Equivalents means (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of not more than six (6) months from the date of acquisition; (b) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements or bankers' acceptances having in each case a tenor of not more than six (6) months, issued by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the

         U.S. having combined capital and surplus of not less than $500,000,000; and (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than three (3) months.

                  Common Stock Purchase Agreement means that certain Common Stock Purchase Agreement dated as of August __, 2000 between InfoCure Corporation and Acqua Wellington North American Equities Fund, Ltd.

         (II) WAIVER OF CERTAIN PROVISIONS OF THE EXISTING LOAN AGREEMENT. Notwithstanding anything contained in the Existing Loan Agreement to the contrary, Thoroughbred shall be permitted to sell to National Data Corporation all of its assets used in the business of processing, printing and distributing billing information for its medical practice customers and other related activities, in each case conducted at and through its VitalWork's division's Medpoint facility located in the State of Alabama (the "Sale"), and, if the Borrowers shall have previously made the $5,000,000 mandatory prepayment of the Loans as described in and in accordance with Paragraph 12 of this Amendment, the Borrowers shall not be required to make a mandatory prepayment of the Loans in accordance with paragraph (b) of Section 2.8.2 of the Existing Loan Agreement with the proceeds thereof (provided, that, if the Borrower shall not have made such $5,000,000 mandatory prepayment of the Loans prior to the consummation of the Sale, the Borrowers shall be required to prepay the Loans with the proceeds of the Sale in an amount equal to the lesser of (i) $5,000,000 and (ii) the aggregate net proceeds of the Sale, in any case in accordance with such Paragraph 12 of this Amendment) , in each case to the extent such Sale shall be for fair market value, upon fair and reasonable terms and conducted on an arm's-length basis.

         (III) SECTION 2.8.3. Paragraph (a) of Section 2.8.3 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  "(A)     Any prepayment of the Principal Balance (other than a
         prepayment made pursuant to subsection 2.8.2(a) and any partial repayment of the Revolving Loan prior to the Term Conversion Date, but specifically including any repayment or prepayment of the Revolving Loan in full) occurring on or after January 1, 2001 shall be accompanied by a payment (a "Prepayment Premium") of three percent (3%) of the amount so prepaid (provided, that, with respect to any such repayment or prepayment of the Revolving Loan in full, the Prepayment Premium in respect thereof shall equal three percent (3%) of the highest Principal Balance of the Revolving Loan that was outstanding (i.e., the peak utilization of the Revolving Loan Commitment) during the period from and including the Closing Date and ending on the date such prepayment shall be made)."

         (IV) SECTION 6.3.1. Section 6.3.1 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  "6.3.1 MONTHLY STATEMENTS. As soon as available and in any event within


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

         thirty (30) days after the close of each month of each year:

                           (a) the consolidated balance sheet of Borrowers and their Subsidiaries as of the end of such month, and

                           (b) the consolidated statements of operations of Borrowers and their Subsidiaries and the consolidated statements of cash flows of Borrowers and their Subsidiaries for such month and for the period from the beginning of the then current year to the end of such month, all in reasonable detail, containing such information as Lender reasonably may require, and certified by the Chief Financial Officer as complete and correct, subject to normal year-end adjustments."

         (V) SECTION 7.6. Section 7.6 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  "7.6 CAPITAL EXPENDITURES. Make or incur any Capital Expenditures (other than (i) Acquisitions permitted hereunder, (ii) the acquisition on the Closing Date of the Real Estate that is the subject of the Real Estate Acquisition Documents and (iii) improvements on such Real Estate to the extent otherwise permitted hereunder) if the aggregate amount of Capital Expenditures of Borrowers and their Subsidiaries for (a) the twelve-month period ended on any date occurring on or before July 31, 2000 exceeds (or would exceed after giving effect to the making thereof) $8,000,000 and (b) any period set forth below exceeds the amount set forth below opposite such period:


                        Period                              Maximum Amount
                        ------                              --------------
         August 1, 2000 through December 31, 2000             $1,971,018
         January 1, 2001 through December 31, 2001            $4,500,000
         January 1, 2002 through December 31, 2002            $5,800,000
         January 1, 2003 through December 31, 2003            $6,200,000
         January 1, 2004 through December 31, 2004            $7,300,000
         Thereafter                                           $      -0-"

         (VI) SECTION 7.21. Section 7.21 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  "7.21 ACQUISITIONS. Consummate, or permit any of its Subsidiaries to consummate, any Acquisitions unless the following shall have been satisfied in connection therewith:

                           (a) If any Borrower or any Subsidiary of any Borrower desires to make an Acquisition, Borrowers shall deliver, or cause to be delivered, to Lender, not less than thirty (30) Business Days prior to the consummation of such potential Acquisition, an acquisition summary with respect to the Target


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

                  and such potential Acquisition, such summary to include a reasonably detailed description of the Target and its business (including financial information) and operating results (including financial statements), the terms and conditions, including economic terms, of the proposed Acquisition, and Borrowers' calculation of Pro Forma EBITDA of such Target;

                           (b) No Borrower shall consummate or permit any of its Subsidiaries to consummate any Acquisition unless all of the following conditions are satisfied:

                                    (i)      the Target must be in the same or
                           related line of business as Borrowers and provide healthcare information systems services, must be a domestic corporation, partnership or limited liability company (and the seller must be a domestic corporation, partnership or limited liability company and the Target must be located within the United States), must have generated positive Pro Forma EBITDA for each of last two (2) years, the transaction must be structured as an asset purchase by, or merger with, a wholly-owned domestic Subsidiary of a Borrower or a stock purchase by a Borrower or a wholly-owned domestic Subsidiary of a Borrower and Borrowers and its Subsidiaries shall have complied with the provisions Section 6.15;

                                    (ii)     the Target must not have material
                           contingent liabilities unless either (x) such liabilities are cash collateralized pursuant to appropriate escrow arrangements or are covered by insurance or (y) such liabilities, individually and when combined with contingent liabilities of Targets theretofore acquired by Borrower, do not exceed, in the aggregate, $500,000;

                                    (iii)    (A) no Incipient Default or Event
                           of Default shall have occurred and be continuing or would arise as a result of such Acquisition; (B) on a pro forma basis after giving effect to such Acquisition, including the incurrence or assumption of Indebtedness in connection therewith and the funding of any Advance (and utilizing Pro Forma EBITDA for such Target), (y) the Leverage Ratio on a pro forma basis shall not exceed 2.50 to 1.00 and (z) the Total Debt Service Coverage Ratio on a pro forma basis shall not be less than 1.50 to 1.00; and (C) Borrowers shall have delivered to Lender a Compliance Certificate completed on a pro forma basis after giving effect to such Acquisition, including the incurrence or assumption of Indebtedness in connection therewith and the funding of any Advances, and such Compliance Certificate shall demonstrate pro forma compliance with the foregoing (for purposes of this clause (iii), calculations on a "pro forma basis" shall be on terms satisfactory to the Lender, and may include calculations and determinations on a historical, rolling twelve month


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

                           basis and/or future projections);

                                    (iv)     Lender shall have approved and
                           consented to such Acquisition and Borrowers' computation of Pro Forma EBITDA, which approval and consent may be granted or withheld in Lender's sole and absolute discretion (notwithstanding anything contained herein to the contrary, Lender's consent and approval shall be required in respect of any Acquisition); and

                                    (v)      Borrowers shall have delivered to
                           Lender an audit of the Target and related Pro Forma EBITDA performed by an accounting firm reasonably acceptable to Lender, and, in any such case, the results thereof shall have been satisfactory to Lender, to the extent either (a) such an audit (or similar audit or review) shall have been required by the Securities Act or the Securities Exchange Commission or (b) the respective acquisition cost (including the fair market value of all non-cash consideration) exceeds $15,000,000 (but only to the extent any proceeds of the Loans shall be requested in connection with the consummation of such Acquisition).

                           (c) No later than ten (10) Business Days after Lender's receipt of the acquisition summary, Lender will notify Borrowers, in writing, whether or not Lender consents to the proposed Acquisition on the terms set forth in the acquisition summary. Any failure on the part of Lender either to grant or deny approval and consent, in writing, the proposed Acquisition within said ten (10) Business Day period shall constitute the denial and withholding of approval and consent by Lender of such Acquisition on the terms and conditions set forth in the acquisition summary. If there is any material change to the terms of any proposed Acquisition, any adverse change in Pro Forma EBITDA or any other material adverse change to the Target which is the subject of such proposed Acquisition, Borrowers shall notify Lender of the same and further approval and consent will be required, which consent will be granted or denied within ten (10) Business Days of receipt of written notice of such material change. Any failure either to grant or deny approval and consent within said ten (10) Business Day period shall constitute Lender's denial of approval and consent.

                           (d) The foregoing provisions do not impair, vitiate or affect the conditions to Lender's obligations to fund Loans hereunder."

         (VII) SECTION 7.17. Section 7.17 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  "7.17 MINIMUM NET WORTH. Permit Consolidated Net Worth as of the last day of any quarter set forth below to be less than the amount set forth below opposite such quarter:


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


               Quarter                                       Minimum Amount
               -------                                       --------------
         September 30, 2000                                   $ 76,200,000
         December 31, 2000                                    $ 69,400,000
         March 31, 2001                                       $ 61,000,000
         June 30, 2001                                        $ 53,900,000
         September 30, 2001                                   $ 48,400,000
         December 31, 2001                                    $ 45,200,000
         March 31, 2002                                       $ 43,900,000
         June 30, 2002                                        $ 44,800,000
         September 30, 2002                                   $ 47,900,000
         December 31, 2002                                    $ 53,900,000
         March 31, 2003                                       $ 62,500,000
         June 30, 2003                                        $ 73,200,000
         September 30, 2003                                   $ 86,800,000
         December 31, 2003                                    $104,700,000
         March 31, 2004                                       $125,600,000
         June 30, 2004                                        $149,800,000
         September 30, 2004                                   $177,200,000
         December 31, 2004                                    $208,000,000"

         (VIII) SECTION 7.18. Section 7.18 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  "7.18 MAXIMUM LEVERAGE RATIO. Permit the Leverage Ratio, during the period commencing on the Closing Date through June 30, 2000, calculated as of the last day of any quarter during such period, to exceed 2.50 to 1.00."

         (IX) SECTION 7.19. Section 7.19 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  "7.19 MINIMUM TOTAL DEBT SERVICE COVERAGE RATIO. Permit the Total Debt Service Coverage Ratio, during the period commencing on the Closing Date through June 30, 2000, calculated as of the last day of any quarter during such period, to be less than 1.50 to 1.00."

         (X) SECTION 7.22. Section 7.22 of the Existing Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  "7.22 MINIMUM CURRENT RATIO. Permit the ratio of (i) consolidated current assets of Borrowers and their Subsidiaries (other than the Restricted Foreign Subsidiaries) as of any date to (ii) consolidated current liabilities of Borrowers and their Subsidiaries (other than the Restricted Foreign Subsidiaries), less the amount of so-called "deferred revenues and customer deposits" of Borrowers as of such date (but specifically including in such consolidated current liabilities the amount of so-called "deferred revenues for signed contracts" of Borrowers and their Subsidiaries as of such date), in each case as accurately reflected on the financial statements of Borrowers and their Subsidiaries, determined in accordance with GAAP as of such date, to be less than 1.00 to 1.00."

         (XI) ARTICLE VII. Article VII of the Existing Loan Agreement is amended by adding the following Section 7.23 to such Article VII in the appropriate numerical order:

                  "7.23 MINIMUM LIQUIDITY. Permit the sum of (i) cash and Cash Equivalents of Borrowers and their Subsidiaries (other than Restricted Foreign Subsidiaries) as of the last day of any quarter set forth below, plus (ii) the lesser of (a) the aggregate amount of cash proceeds that shall be immediately available to InfoCure Corporation (or immediately available to InfoCure Corporation on the next "Settlement Date" (as defined in the Common Stock Purchase Agreement) under the Common Stock Purchase Agreement (subject to no conditions or consent or approval rights of any Person thereunder that shall not be deemed satisfied as of such date) in the event InfoCure Corporation elects to "Draw Down" (as defined in the Common Stock Purchase Agreement) on such date (net of reasonable out-of-pocket costs and expenses paid or incurred in connection therewith in favor of any Person not an Affiliate of any Borrower) and (b) $4,000,000, to the be less than the amount set forth below opposite such date:


               Date                                          Minimum Amount
               ----                                          --------------
         September 30, 2000                                   $15,800,000
         December 31, 2000                                    $12,300,000
         March 31, 2001                                       $13,100,000
         June 30, 2001                                        $10,300,000
         September 30, 2001                                   $ 6,700,000
         December 31, 2001                                    $ 5,200,000
         March 31, 2002                                       $ 6,200,000
         June 30, 2002                                        $12,200,000
         September 30, 2002                                   $18,800,000
         December 31, 2002                                    $28,800,000"

         3. CONDITIONS TO EFFECTIVENESS. The effectiveness of this First Amendment shall be subject to the satisfaction of all of the following conditions in a manner, form and substance satisfactory to FINOVA:

                  (A) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Borrowers and their Subsidiaries set forth in the Loan Documents, as amended hereby, shall be true and correct in all material respects (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).


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

                  (B) DELIVERY OF DOCUMENTS. The following shall have been delivered to FINOVA, each duly authorized and executed and in form and substance satisfactory to FINOVA:

                           (1)      this First Amendment;

                           (2) such evidence of the authority of Borrowers and their Subsidiaries to execute, deliver and perform the obligations under this First Amendment and the other agreements, documents and instruments to be executed and delivered by Borrowers and their Subsidiaries pursuant to the terms of this First Amendment, as FINOVA reasonably may require, including but not limited to certified copies of resolutions duly adopted by the board of directors of each Borrower and its Subsidiaries authorizing the execution and delivery of, and performance of its obligations under, such agreements, documents and instruments by such Borrower or Subsidiary; and

                           (3)      such other instruments, documents,
                  agreements, certificates, consents, waivers and opinions as FINOVA reasonably may request.

                  (C) COMMON STOCK PURCHASE AGREEMENT AND THE PURCHASE AND MARKETING AGREEMENT. The Borrowers shall have entered into (i) the Common Stock Purchase Agreement and (ii) a Purchase and Marketing Agreement with Dell Marketing L.P., and FINOVA shall have received copies of such Common Stock Purchase Agreement and Purchase and Marketing Agreement, certified by a duly authorized officer of the Borrowers as being true, complete and correct.

                  (D) APPROVALS. The approval and/or consent shall have been obtained from all Persons whose approval or consent is necessary or required to enable Borrowers and their Subsidiaries to enter into this First Amendment and the agreements, documents and instruments delivered in connection herewith and to perform their obligations hereunder;

                  (E) MATERIAL ADVERSE CHANGE. No event shall have occurred since the date on which financial statements shall have been most recently delivered to FINOVA under the terms of the Existing Loan Agreement which has had or reasonably could be expected to have a Material Adverse Effect.

                  (F) PERFORMANCE; NO DEFAULT. Borrowers and their Subsidiaries shall have performed and complied with all agreements, covenants and conditions contained in the Loan Documents to be performed by or complied with by Borrowers and their Subsidiaries prior to the date hereof, and no Event of Default or Incipient Default shall exist.

                  (G) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the execution and delivery of this First Amendment by Borrowers and


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

         their Subsidiaries shall be satisfactory to FINOVA, and FINOVA shall have received all such counterpart originals or certified or other copies of evidence of such as FINOVA may request.

                  (H) PAYMENT OF FEES AND EXPENSES. Borrowers shall have paid (i) to FINOVA, a non-refundable amendment fee in the amount of $250,000, which fee shall be deemed fully earned on the date hereof, and (ii) all other fees and expenses of FINOVA incurred in connection with this First Amendment, including, without limitation, attorneys' fees and expenses.

The date on which all of the conditions set forth in this Paragraph 3 shall have satisfied or waived in writing by the Lender shall be deemed to be the "Effective Date" of this First Amendment.

         4. REFERENCES. From and after the Effective Date, all references in the Existing Loan Agreement and the other Loan Documents to (i) the "Loan Agreement" or such Loan Document shall be deemed to refer to the Existing Loan Agreement or such Loan Document, as applicable, as amended hereby and (ii) a term defined in the Existing Loan Agreement shall be deemed to refer to such defined term as amended by this First Amendment.

         5. REPRESENTATIONS AND WARRANTIES. Each Borrower and each Subsidiary of each Borrower hereby confirms to FINOVA that the representations and warranties set forth in the Existing Loan Agreement and the other Loan Documents, as amended by this First Amendment, are true and correct in all respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date), and shall be deemed to be remade as of the date hereof. Each Borrower and each Subsidiary of each Borrower hereby represents and warrants to FINOVA that (i) such Person has full power and authority to execute and deliver this First Amendment and to perform its obligations hereunder, (ii) upon the execution and delivery hereof, this First Amendment shall be valid, binding and enforceable upon such Person in accordance with its terms, (iii) the execution and delivery of this First Amendment does not and will not contravene, conflict with, violate or constitute a default under (A) the articles or certificate or incorporation or bylaws of such Person,
(B) any subordination agreement executed in connection therewith or (C) any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which such Person is a party or is bound or which is binding upon or applicable to all or any portion of such Person's Property, (iv) no Incipient Default or Event of Default exists, (v) such Person's Property is free and clear of all Liens other than Permitted Liens and (vi) no such Person has Indebtedness for Borrowed Money except as otherwise permitted under the Existing Loan Agreement.

         6. COSTS AND EXPENSES. Each Borrower jointly and severally agrees to reimburse FINOVA for all fees and expenses incurred in the preparation, negotiation and execution of this First Amendment and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of counsel for FINOVA.

         7. NO FURTHER AMENDMENTS; RATIFICATION OF LIABILITY. Except as amended hereby, the Existing Loan Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms. Each Borrower and each Subsidiary of each Borrower hereby ratifies and confirms its liabilities, obligations and agreements under the Existing Loan Agreement and the other Loan Documents, all as amended by this First Amendment, and the Liens created thereby and the guarantees made by such Persons, as applicable, and acknowledges that (i) it has no defenses, claims or set-offs to the enforcement by FINOVA of such liabilities, obligations and agreements, (ii) FINOVA has fully performed all obligations to such Persons which FINOVA may have had or has on and as of the date hereof and (iii) other than as specifically set forth herein, FINOVA does not waive, diminish or limit any term, condition or covenant contained in the Existing Loan Agreement or any of the other Loan Documents. FINOVA's agreement to the terms of this First Amendment shall not be deemed to establish or create a custom or course of dealing among FINOVA, Borrowers and their Subsidiaries.

         8. COUNTERPARTS. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

         9. FURTHER ASSURANCES. Each Borrower and each Subsidiary of each Borrower covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by FINOVA in order to effectuate fully the intent of this First Amendment.

         10. SEVERABILITY. If any term or provision of this First Amendment or the application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this First Amendment shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this First Amendment.

         11. CAPTIONS. The captions in this First Amendment are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this First Amendment or any of the provisions hereof.

         12. ADDITIONAL AGREEMENTS. The Borrowers hereby agree, jointly and severally, to make, on the earlier to occur of (i) the sixtieth day after the date of this Amendment and (ii) the date on which the Sale described in clause
(ii) of Paragraph 2 of this Amendment shall have been consummated, a mandatory prepayment of the Loans in an aggregate amount not less than $5,000,000, which prepayment shall be applied to the Loans in such manner as FINOVA shall determine. The Borrowers agree and acknowledge that the failure of the Borrowers to comply with the terms and provisions of this Paragraph 12 shall constitute an immediate Event of Default, without further notice or other action by or on behalf of FINOVA or any other


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

Person.

                [remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, this First Amendment has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

                              INFOCURE CORPORATION; THOROUGHBRED
                              ACQUISITION, INC.; and INFOCURE SYSTEMS,
                              INC.

                              By:  /s/ Richard E. Perlman
                                  --------------------------------------------
                                  Richard E. Perlman
                                  A duly authorized officer of each Borrower


                              SDM ACQUISITION, INC.; CADI ACQUISITION
                              CORPORATION; APPLIED PROFESSIONAL
                              SYSTEMS, INC.; TECHNOS CORPORATION;
                              DATATRAC SERVICE CORPORATION; SWENAM
                              HOLDINGS, BV; PRACTICEWORKS LIMITED;
                              SCANDIC DENTAL COMPUTER SYSTEMS, AB;
                              MEDICAL & DENTAL BUSINESS SOLUTIONS
                              (SWEDEN) AB; INFOCURE AUSTRALIA PTY
                              LIMITED; AND DEVAGE PTY LIMITED


                              By:  /s/ Richard E. Perlman
                                  --------------------------------------------
                                  Richard E. Perlman
                                  A duly authorized officer of each such Person

                              FINOVA CAPITAL CORPORATION, a Delaware corporation

                              By:  /s/ Michael Keller
                                  --------------------------------------------
                                  Vice President


                                       12